                                                                     EXHIBIT 3.2

                          AMENDED AND RESTATED BY-LAWS

                                       OF

                                   NTELOS Inc.

                           Effective February 13, 2001
                 (including amendments through October 30, 2001)

                                    ARTICLE 1
                                    ---------

                            MEETINGS OF SHAREHOLDERS

         1.1   Places of Meetings. All meetings of the shareholders shall be
               ------------------
held at such place, either within or without the State of Virginia, as from time to time may be fixed by the Board of Directors.

         1.2   Annual Meetings. Each annual meeting of the shareholders, for the
               ---------------
election of Directors and transaction of such other business as may come before the meeting, shall be held in each year on the second Tuesday in May, at 10 a.m., if that day is not a legal holiday, or such other date and time as designated by the Board of Directors. If that day is a legal holiday, the annual meeting shall be held on the next succeeding day not a legal holiday.

         1.3   Special Meetings. A special meeting of the shareholders for any
               ----------------
purpose or purposes may be called at any time by the Chairman of the Board, the Chief Executive Officer or by a majority of the Board of Directors. At a special meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

         1.4   Notice of Meetings. Written or printed notice stating the place,
               ------------------
day and hour of every meeting of the shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be mailed not less than ten nor more than sixty days before the date of the meeting to each shareholder of record entitled to vote at such meeting, at his address which appears in the share transfer books of the Corporation. Such further notice shall be given as may be required by law, but meetings may be held without notice if all the shareholders entitled to vote at the meeting are present in person or by proxy or if notice is waived in writing by those not present, either before or after the meeting.

         1.5   Quorum. Any number of shareholders together holding at least a
               ------
majority of the outstanding shares of capital stock entitled to vote with respect to the business to be transacted, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of business. If less than a quorum shall be in attendance at the time for which a meeting shall have been called, the meeting may be adjourned from time to time by a majority of the shareholders present or represented by proxy without notice other than by announcement at the meeting.

         1.6   Voting; Proxies. At any meeting of the shareholders each
               ---------------
shareholder of a class entitled to vote on any matter coming before the meeting shall, as to such matter, have one vote, in person or by proxy, for each share of capital stock of such class standing in his name on the books of the Corporation on the date, not more than seventy days prior to such meeting, fixed by the Board of Directors as the record date for the purpose of determining shareholders entitled to vote.

         A shareholder or a shareholder's duly authorized attorney-in-fact may vote by proxy in the following ways: (i) submitting a proxy in writing, dated and signed by the shareholder entitled to vote or his duly authorized attorney-in-fact; or (ii) authorizing another person or persons to act for him as proxy by transmitting or authorizing the transmission of a telegram, cablegram, internet transmission, facsimile, telephone transmission or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such transmission must either set forth or be submitted with information from which the judges or inspectors of election can determine that the transmission was authorized by the shareholder or the shareholder's duly authorized attorney-in-fact. If it is determined that such transmissions are valid, the judges or inspectors of election shall specify the information upon which they relied. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section 1.6 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. The Secretary or any authorized officer of the Corporation may approve procedures to implement the foregoing authorization of such transmissions.

         1.7   Conduct of Meetings. At each meeting of the stockholders, the
               -------------------
Chairman of the Board shall act as chairman and preside. In his absence, the Chief Executive Officer shall preside. The Secretary of the Corporation or an Assistant Secretary, or in their absence, a person whom the chairman of such meeting shall appoint, shall act as secretary of such meeting.

         At any meeting of stockholders of the Corporation, only that business that is properly brought before the meeting may be presented to and acted upon by stockholders. To be properly brought before the meeting, business must be brought (a) by or at the direction of the Board of Directors or (b) by a stockholder who has given written notice of business he expects to bring before the meeting to the Secretary of the Corporation not less than 60 days prior to the meeting. If mailed, such notice shall be sent by certified mail, return receipt requested, and shall be deemed to have been given when received by the Secretary of the Corporation. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation's stock beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. No business shall be conducted at a meeting of stockholders except in accordance with the procedures set forth in this Section
1.7. The
chairman of a meeting of stockholders shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 1.7, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

         Any nomination for Director made by a stockholder must be made in writing to the Secretary of the Corporation not less than 60 days prior to the meeting of stockholders at which Directors are to be elected. If mailed, such notice shall be sent by certified mail, return receipt requested, and shall be deemed to have been given when received by the Secretary of the Corporation. A stockholder's nomination for Director shall set forth (a) the name and business address of the stockholder's nominee, (b) the fact that the nominee has consented to his name being placed in nomination, (c) the name and address, as they appear on the Corporation's books, of the stockholder making the nomination, (d) the class and number of shares of the Corporation's stock beneficially owned by the stockholder, and (e) any material interest of the stockholder in the proposed nomination.

         Notwithstanding compliance with this Section 1.7, the chairman of a meeting of stockholders may rule out of order any business brought before the meeting that is not a proper matter for stockholder consideration. This Section
1.7 shall not limit the right of stockholders to speak at meetings of stockholders on matters germane to the Corporation's business, subject to any rules for the orderly conduct of the meeting imposed by the Chairman of the meeting. The Corporation shall not have any obligation to communicate with stockholders regarding any business or Director nomination submitted by a stockholder in accordance with this Section 1.7 unless otherwise required by law.

         1.8   Inspectors. An appropriate number of inspectors for any meeting
               ----------
of shareholders may be appointed by the Chairman of such meeting. Inspectors so appointed will open and close the polls, will receive and take charge of proxies and ballots, and will decide all questions as to the qualifications of voters, validity of proxies and ballots, and the number of votes properly cast.

                                    ARTICLE 2
                                    ---------

                                    DIRECTORS

         2.1   General Powers. The property, affairs and business of the
               --------------
Corporation shall be managed under the direction of the Board of Directors, and, except as otherwise expressly provided by law, the Articles of Incorporation or these By-laws, all of the powers of the Corporation shall be vested in such Board.

         2.2   Number and Classes of Directors. The number of Directors
               -------------------------------
constituting the Board of Directors shall be 11. The Board of Directors shall be divided into three equal (or as near as may be) classes having staggered terms of office as specified in the Articles of Incorporation.

         2.3   Election and Removal of Directors; Quorum. Directors shall be
               -----------------------------------------
elected at each annual meeting to succeed those Directors whose terms have expired and to fill any vacancies then existing. Each director who is re-elected or elected to succeed a Director whose term has expired shall hold office for the term of three years as specified in the Articles of Incorporation and until his successor is elected.

         Subject to the Articles of Incorporation, any Director may be removed from office at a meeting called expressly for that purpose by the vote of shareholders holding more than 66-2/3% of the shares entitled to vote at an election of Directors.

         Subject to the Articles of Incorporation, any vacancy occurring in the Board of Directors may be filled by the affirmative vote of the majority of the remaining Directors though less than a quorum of the Board, and the term of office of any Director so elected shall expire at the next meeting of shareholders at which directors are elected.

         A majority of the number of Directors elected and serving at the time of any meeting shall constitute a quorum for the transaction of business. The act of a majority of Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Less than a quorum may adjourn any meeting.

         2.4   Meetings of Directors. An annual meeting of the Board of
               ---------------------
Directors shall be held as soon as practicable after the adjournment of the annual meeting of shareholders at such place as the Board may designate. Other meetings of the Board of Directors shall be held at places within or without the State of Virginia and at times fixed by resolution of the Board, or upon call of the Chairman of the Board, the Chief Executive Officer or a majority of the Directors. The Secretary or officer performing the Secretary's duties shall give not less than twenty-four hours' notice by letter, telegraph or telephone (or in person) of all meetings of the Board of Directors, provided that notice need not be given of the annual meeting or of regular meetings held at times and places fixed by resolution of the Board. Meetings may be held at any time without notice if all of the Directors are present, or if those not present waive notice in writing either before or after the meeting. The notice of meetings of the Board need not state the purpose of the meeting.

         2.5   Compensation. By resolution of the Board, Directors may be
               ------------
allowed a fee and expenses for attendance at all meetings, but nothing herein shall preclude Directors from serving the Corporation in other capacities and receiving compensation for such other services.

         2.6   Eligibility for Services as Director. No person who shall have
               ------------------------------------
attained the age of 70 years shall be eligible for election as a Director of the Corporation.

         2.7   Election and Duties of Chairman of the Board. A Chairman of the
               --------------------------------------------
Board shall be elected by the Board of Directors and hold office until the next annual meeting of the Board of Directors or until his successor is elected. The Chairman of the Board shall preside at all meetings of the Board of Directors, and shall have such powers and duties as may be conferred upon him by the Board of Directors.

                                    ARTICLE 3
                                    ---------

                                   COMMITTEES

         3.1   Standing Committees.
               -------------------

         (a)   Number. There shall be four standing Committees of the Board of
               ------
Directors which shall be comprised only of Directors. The standing committees are as follows: Executive, Audit, Governance, and Compensation Committee.

         Upon recommendation by the Executive Committee as to the membership of each Committee, the Board of Directors, will consider and by resolution adopt by a majority of the number of Directors fixed by these By-laws, shall elect the membership of each committee, who shall serve at the pleasure of the Board.

         (b)   Quorum and Manner of Acting. A majority of the members of any
               ---------------------------
Committee serving at the time of any meeting thereof shall constitute a quorum for the transaction of business at such meeting. The action of a majority of those members present at a Committee meeting at which a quorum is present shall constitute the act of the Committee.

         (c)   Conduct of Meetings. Any action required or permitted to be taken
               ------------------
by any Committee may be taken without a meeting if all members of the Committee consent in writing to the adoption of a resolution authorizing the action. The resolution and written consents of the members shall be filed with the minutes of the proceedings of the Committee.

         (d)   Meetings and Minutes. Subject to the foregoing, and unless the
               --------------------
Board shall otherwise decide, each Committee shall fix its rules of procedure, determine its action and fix the time and place of its meetings. Special meetings of a Committee may be held at anytime and any place upon the call of the Chairman of the Board, the Chief Executive Officer, the Chairman of the Committee, or a majority of the members of the Committee. Each Committee shall keep minutes of all meetings which shall be at all times available to Directors. Action taken by a Committee shall be reported promptly to the Board of Directors but not less frequently than quarterly.

         (e)   Term of Office. Members of any Committee shall be elected as
               --------------
above provided and shall hold office until their successors are elected by the Board of Directors or until such Committee is dissolved by the Board of Directors.

         (f)   Resignation and Removal. Any member of a Committee may resign at
               -----------------------
any time by giving written notice of his intention to do so to the Executive Committee or the Secretary of the Corporation, or may be removed, with or without cause, at any time by such vote of the Board of Directors as would suffice for his election.

         (g)   Vacancies. Any vacancy occurring in a Committee resulting from
               ---------
any cause whatever may be filled by a majority of the number of Directors fixed by these By-laws.

         3.2   Executive Committee.
               -------------------

         (a)   How Constituted. The Executive Committee shall consist of not
               ---------------
less than five Directors, including the Chairman of the Board and the Chief Executive Officer. Except for the Chairman of the Board and the Chief Executive Officer, all members of the Executive Committee shall be outside directors. An outside director shall be a non-management director free of any material business or professional relationship with the Corporation or its management. The Chairman of the Board shall be Chairman of the Committee. If the Chairman of the Committee will not be present at a meeting, the Chief Executive Officer shall preside at the meeting.

         (b)   Primary Responsibilities. When the Board of Directors is not in
               ------------------------
session, the Executive Committee shall have all power vested in the Board of Directors by law, by the Articles of Incorporation, or by these By-laws, provided that the Executive Committee shall not have power to (i) approve or recommend to shareholders action that the Virginia Stock Corporation Act requires to be approved by shareholders; (ii) fill vacancies on the Board or on any of its committees; (iii) amend the Articles of Incorporation pursuant to
Section 13.1-706 of the Virginia Code; (iv) adopt, amend, or repeal the By-laws;
(v) approve a plan of merger not requiring shareholder approval; (vi) authorize or approve a distribution, except according to a general formula or method prescribed by the Board of Directors; or (vii) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the Board of Directors may authorize a committee, or a senior executive officer of the Corporation, to do so within limits specifically prescribed by the Board of Directors. The Executive Committee shall report at the next regular or special meeting of the Board of Directors all action which the Executive Committee may have taken on behalf of the Board since the last regular or special meeting of the Board of Directors.

         3.3   Audit Committee.
               ---------------

         (a)   How Constituted. The Audit Committee shall consist of not less
               ---------------
than two outside Directors, as defined in Section 3.2(a) above. The Chairman of the Committee shall be appointed by the Board of Directors. If the Chairman of the Committee will not be present at a meeting, he or she may designate any member of the Committee to preside at the meeting. The Chairman of the Board, who shall not be a member of the Committee, may attend Committee meetings upon the invitation of the Chairman of the Committee.

         (b)   Primary Responsibilities. The primary responsibilities of the
               ------------------------
Audit Committee shall be as set forth from time to time in the Audit Committee's Charter and shall include: recommending the selection of independent accountants and auditors; reviewing the scope of the accountant's audit and approval of any non-audit services to be performed by the independent accountants; and reviewing annual audits and accounting practices.

         3.4   Governance Committee.
               --------------------

         (a)   How Constituted. The Governance Committee shall consist of not
               ---------------
less than three outside Directors, as defined in Section 3.2(a) above, and the Chief Executive Officer. The

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                                       7

Chairman of the Committee shall be appointed from among its outside Directors by the Board of Directors. If the Chairman of the Committee will not be present at a meeting, he or she may designate any member of the Committee to preside at the meeting.

         (b)   Primary Responsibilities. The primary responsibilities of the
               ------------------------
Governance Committee shall include: reviewing the composition of the Board of Directors to insure that there is a balance of appropriate skills and characteristics reflected on the Board including age, diversity and experience; developing criteria for Director searches and making recommendations to the Board for the addition of any new Board members after proper search and investigation; reviewing, in consultation with the Chief Executive Officer, each Director's continuation on the Board every three years prior to their standing for re-election; monitoring procedures for corporate decision-making; evaluating shareholder proposals; reviewing public policy issues which affect the image of the Corporation within the Corporation's customer service areas; recommending actions to increase the Board's effectiveness; and reviewing annually the format used by the Corporation's management to report to the Board. The Chairman of the Board and the Chief Executive Officer shall consult with the Chairman of the Governance Committee when developing agendas for meetings of the Board of Directors and on other issues as appropriate.

         3.5   Compensation Committee.
               ----------------------

         (a)   How Constituted. The Compensation Committee shall consist of not
               ---------------
less than three outside Directors, as defined in Section 3.2(a) above. The Chairman shall be appointed by the Board of Directors. If the Chairman of the Committee will not be present at a meeting, he or she may designate any member of the Committee to preside at the meeting. The Chief Executive Officer, who shall not be a member of the Committee, may attend Committee meetings upon the invitation of the Chairman of the Committee.

         (b)   Primary Responsibilities. The primary responsibilities of the
               ------------------------
Compensation Committee shall consist of: reviewing Board compensation policies and evaluating the compensation of the Chief Executive Officer and senior management based on criteria as set forth below; evaluating annually the performance of the Chief Executive Officer and reviewing senior management performance evaluations, using such criteria as performance of the business, accomplishments of long-term strategic objectives and management development and any other criteria the Committee deems appropriate; reviewing and reporting to the Board the recommended compensation of all officers of the Corporation; reviewing total compensation and benefit designs and practices for all Corporation employees; and reviewing stock option programs.

         3.6   Other Committees.
               ----------------

         The Board of Directors, by resolution adopted by a majority of the number of Directors fixed by these By-laws, may establish such other standing or special committees of the Board as it may deem advisable, consisting of not less than two Directors; and the members, terms and authority of such committees shall be as set forth in the resolutions establishing the same.

                                    ARTICLE 4
                                    ---------

                                    OFFICERS

         4.1   Election of Officers; Terms. The officers of the Corporation
               ---------------------------
shall consist of the Chief Executive Officer, the President, the Executive Vice President and Chief Operating Officer, a Secretary and a Treasurer, and one or more Executive Vice Presidents and Senior Vice Presidents, as shall be determined by the Board of Directors. Other officers may be appointed by the Chief Executive Officer. All officers shall hold office until the next annual meeting of the Board of Directors or until their successors are elected. Any two officers may be combined in the same person as the Board of Directors may determine, except the President and Secretary may not be the same person.

         4.2   Removal of Officers; Vacancies. Any officer of the Corporation
               ------------------------------
may be removed summarily with or without cause, at any time, by the Board of Directors. Vacancies may be filled by the Board of Directors. Any officer appointed by the Chief Executive Officer may be removed summarily, with or without cause, at any time by the Chief Executive Officer.

         4.3   Duties of the Chief Executive Officer. The Chief Executive
               -------------------------------------
Officer shall be primarily responsible for the implementation of policies of the Board of Directors. He shall have authority over the general management and direction of the business and operations of the Corporation and its divisions, if any, subject only to the ultimate authority of the Board of Directors. In the absence of the Chairman of the Board, he shall preside at all meetings of the stockholders and the Board of Directors. He shall preside at all other corporate meetings, including meetings of the Executive Committee. The Chief Executive Officer shall have the power to sign share certificates, deeds, mortgages, bonds, contracts or other instruments in connection with the business of the Corporation, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-laws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed. In addition, he shall perform all duties incident to the office of the Chief Executive Officer and such other duties as from time to time may be assigned to him by the Board of Directors.

         4.4   Duties of the President. The President shall participate in the
               -----------------------
general management and direction of the business and operations of the Corporation and its divisions, if any, subject only to the authority of the Chief Executive Officer and the Board of Directors. To the extent delegated by the Board of Directors, the President shall have the same power to sign for the Corporation as prescribed in these By-laws for the Chief Executive Officer. In addition, he shall perform all duties assigned to him by the Board of Directors or the Chief Executive Officer.

         4.5.   Duties of the Executive Vice President and Chief Operating
                ----------------------------------------------------------
Officer. The Executive Vice President and Chief Operating Officer shall be the
-------
Chief Operating Officer of the Corporation. The Executive Vice President and Chief Operating Officer shall participate in the general management and direction of the business and operations of the Corporation and its divisions, if any, subject only to the authority of the Chief Executive Officer and the Board of Directors. Without limiting the foregoing, the Executive Vice President and Chief Operating Officer shall (a) advise the Chief Executive Officer of all matters pertaining to the operation of the Corporation, and (b) perform such other duties as may be assigned to him by the Board of Directors or the Chief Executive Officer. To the extent delegated by the Board of Directors, the Executive Vice President and Chief Operating Officer shall have the same power to sign for the Corporation as prescribed in these By-laws for the Chief Executive Officer.

         4.6   Duties of the Treasurer. The Treasurer shall have charge of and
               -----------------------
be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit all monies and securities of the Corporation in such banks and depositories as shall be designated by the Board of Directors. He shall be responsible (i) for maintaining adequate financial accounts and records in accordance with generally accepted accounting practices; (ii) for the preparation of appropriate operating budgets and financial statements; (iii) for the preparation and filing of all tax returns required by law; and (iv) for the performance of all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Chief Executive Officer The Treasurer may sign and execute in the name of the Corporation share certificates, deeds, mortgages, bonds, contracts or other instruments, except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Directors or by these By-laws to some other officer or agent of the Corporation or shall be required by law or otherwise to be signed or executed.

         4.7   Duties of the Secretary. The Secretary shall act as secretary of
               -----------------------
all meetings of the Board of Directors and shareholders of the Corporation. When requested, he shall also act as secretary of the meetings of the committees of the Board. He shall keep and preserve the minutes of all such meetings in permanent books. He shall see that all notices required to be given by the Corporation are duly given and served; shall have custody of the seal of the Corporation and shall affix the seal or cause it to be affixed to all share certificates of the Corporation and to all documents the execution of which on behalf of the Corporation under its corporate seal is duly authorized in accordance with law or the provisions of these By-laws; shall have custody of all deeds, leases, contracts and other important corporate documents; shall have charge of the books, records and papers of the Corporation relating to its organization and management as a Corporation; shall see that all reports, statements and other documents required by law (except tax returns) are properly filed; and shall in general perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Chief Executive Officer.

         4.8   Powers and Duties of Other Officers. The powers and duties of all
               -----------------------------------
other officers of the Corporation shall be those usually pertaining to their respective offices, subject to the direction and control of the Board of Directors and as otherwise provided in these Bylaws, or as prescribed by the Chief Executive Officer.

                                    ARTICLE 5
                                    ---------

                                  CAPITAL STOCK

         5.1   Certificates. The shares of capital stock of the Corporation
               ------------
shall be evidenced by certificates in forms prescribed by the Board of Directors and executed in any manner permitted by law and stating thereon the information required by law. Transfer agents and/or registrars for one or more classes of shares of the Corporation may be appointed by the Board of Directors and may be required to countersign certificates representing shares of such class or classes. If any officer whose signature or facsimile thereof shall have been used on a share certificate shall for any reason cease to be an officer of the Corporation and such certificate shall not then have been delivered by the Corporation, the Board of Directors may nevertheless adopt such certificate and it may then be issued and delivered as though such person had not ceased to be an officer of the Corporation.

         5.2   Lost, Destroyed and Mutilated Certificates. Holders of the shares
               ------------------------------------------
of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor, and the Board of Directors may in its discretion cause one or more new certificates for the same number of shares in the aggregate to be issued to such shareholder upon the surrender of the mutilated certificate or upon satisfactory proof of such loss or destruction, and the deposit of a bond in such form and amount and with such surety as the Board of Directors may require.

         5.3   Transfer of Shares. The shares of the Corporation shall be
               ------------------
transferable or assignable only on the books of the Corporation by the holder in person or by attorney on surrender of the certificate for such shares duly endorsed and, if sought to be transferred by attorney, accompanied by a written power of attorney to have the same transferred on the books of the Corporation. The Corporation will recognize, however, the exclusive right of the person registered on its books as the owner of shares to receive dividends and to vote as such owner.

         5.4   Fixing Record Date. For the purpose of determining shareholders
               ------------------
entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notices of the meeting are mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

                                   ARTICLE 6
                                   ---------

                            MISCELLANEOUS PROVISIONS

         6.1   Seal. The seal of the Corporation shall consist of two concentric
               ----
circles, between which shall be inscribed the name of the Company and in the center shall be inserted "Seal."

         6.2   Fiscal Year. The fiscal year of the Corporation shall end on the
               -----------
last day of December of each year as may be fixed by the Board of Directors.

         6.3   Checks, Notes and Drafts. Checks, notes, drafts and other orders
               ------------------------
for the payment of money shall be signed by such persons as the Board of Directors from time to time may authorize. When the Board of Directors so authorizes, however, the signature of any such person may be a facsimile.

         6.4   Amendment of By-laws. Unless proscribed by the Articles of
               --------------------
Incorporation, these By-laws may be amended or altered at any meeting of the Board of Directors by affirmative vote of a majority of the number of Directors fixed by these By-laws. The shareholders entitled to vote in respect of the election of Directors, however, shall have the power to rescind, amend, alter or repeal any By-laws and to enact By-laws which, if expressly so provided, may not be amended, altered or repealed by the Board of Directors.

         6.5   Voting of Shares Held. Unless otherwise provided by resolution of
               ---------------------
the Board of Directors or of the Executive Committee, if any, the Chief Executive Officer may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the vote which the Corporation may be entitled to cast as a shareholder or otherwise in any other corporation, any of whose securities may be held by the Corporation, at meetings of the holders of the shares or other securities of such other corporation, or to consent in writing to any action by any such other corporation; and the Chief Executive Officer shall instruct the person or persons so appointed as to the manner of casting such votes or giving such consent and may execute or cause to be executed on behalf of the Corporation, and under its corporate seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper in the premises. In lieu of such appointment the Chief Executive Officer may himself attend any meetings of the holders of shares or other securities of any such other corporation and there vote or exercise any or all power of the Corporation as the holder of such shares or other securities of such other corporation.

         6.6   Control Share Acquisitions Statute. Article 14.1 of the Virginia
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Stock Corporation Act shall not apply to acquisitions of shares of capital stock of the Corporation.